UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2021

ADVAXIS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36138	02-0563870
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 Deer Park Drive, Suite K-1, Monmouth Junction, New Jersey		08852
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (609) 452-9813

305 College Road East, Princeton, New Jersey 08540
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	ADXS	Nasdaq Capital Market
Preferred Stock Purchase Rights	-	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement

On March 25, 2021 (the “Commencement Date”), Advaxis, Inc. (the “Company”) entered into a Lease Agreement (“New Lease Agreement”) with Princeton Corporate Plaza, LLC providing for the lease of additional laboratory and office space located at 9 Deer Park Drive, Suite K-1, Monmouth Junction, NJ 08540 (the “New Premises”) with a term expiring one (1) year from the Commencement Date (the “Term”).

A copy of the New Lease Agreement is included as Exhibit 10.1. The foregoing description of the New Lease Agreement is a summary, does not purport to be a complete and is qualified in its entirety by reference to the full text of the New Lease Agreement, which is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement

On March 26, 2021, the Company entered into a Lease Termination and Surrender Agreement (the “Termination Agreement”) with 300 CR LLC with respect to the Company’s Lease Agreement, dated May 27, 2015, as previously amended by the First Amendment to Lease Agreement dated February 1, 2016 and as further amended by a Second Amendment to Lease Agreement dated August 29, 2016 (collectively, the “Lease Agreement”) for the lease of its headquarters located at 305 College Road East, Princeton NJ 08540. The Termination Agreement provides for the early termination of such lease effective March 31, 2021 (the “Termination Date”). Prior to the execution of the Termination Agreement, the lease had been scheduled to expire on November 30, 2025 (the “Original Termination Date”).

As a result of the Termination Agreement, the Company expects to realize cost savings of approximately $1,692,000 per year through the Original Termination Date, after giving effect to the payment of monthly rent and other taxes, charges, costs and expenses payable under the New Lease Agreement.

A copy of the Termination Agreement is included as Exhibit 10.2. The foregoing description of the Termination Agreement is a summary, does not purport to be a complete and is qualified in its entirety by reference to the full text of the Termination Agreement, which is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by this Item 2.03 is set forth in Item 1.01 — Entry into a Material Definitive Agreement above and incorporated herein by reference.

Item 8.01 Other Events

Effective as of the Commencement Date, the Company has determined to relocate its corporate headquarters to the New Premises.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Lease Agreement, dated March 25, 2021, by and between the Company and Princeton Corporate Plaza, LLC

10.2*	Lease Termination and Surrender Agreement, dated March 26, 2021, by and between the Company and 300 CR LLC

* Portions of this exhibit are redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 30, 2021	ADVAXIS, INC.

	By:	/s/ Kenneth A. Berlin
	Name:	Kenneth A. Berlin
	Title:	President and Chief Executive Officer, Interim Chief Financial Officer